UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2026
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KORN FERRY
(Exact name of registrant as specified in its charter)
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Delaware	001-14505	95-2623879
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 Avenue of the Stars, Suite 1225
Los Angeles, California 90067
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (310) 552-1834
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	KFY	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company            ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.            ☐

Item 8.01 Other Events.
On September 8, 2026, the Board of Directors (the “Board”) of Korn Ferry (the “Company”) declared a cash dividend of $0.55 per share that will be paid on October 15, 2026 to holders of the Company’s common stock of record at the close of business on September 22, 2026. A copy of the press release announcing such action is attached hereto as Exhibit 99.1.
The declaration and payment of future dividends under the quarterly dividend policy will be at the discretion of the Board and will depend upon many factors, including the Company’s earnings, capital requirements, financial conditions, the terms of the Company’s indebtedness and other factors that the Board may deem to be relevant. The Company may amend, revoke or suspend the dividend policy at any time and for any reason at its discretion.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits

Exhibit 99.1	Press Release, dated September 8, 2026.
Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORN FERRY
(Registrant)

Date: September 8, 2026	/s/ Robert P. Rozek
(Signature)
	Name:	Robert P. Rozek
	Title:	Executive Vice President, Chief Financial Officer and Chief Corporate Officer